UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 27, 2013

ALEXANDER’S, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-06064	No. 51-0100517
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

210 Route 4 East Paramus, New Jersey	07652
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 587-8541

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            (b) and (e).       On February 27, 2013, Alexander’s, Inc. (the “Company”) announced that Michael D. Fascitelli resigned as the Company’s President effective April 15, 2013.  Mr. Fascitelli will remain on the Company’s Board of Directors through his current term that will expire at the Company’s annual meeting in May 2013.  Also on February 27, 2013, Vornado Realty Trust (“Vornado”), which owns 32.4% of the Company, announced that Mr. Fascitelli resigned as Vornado’s President and Chief Executive Officer.  Mr. Fascitelli will remain on Vornado’s Board of Trustees.

            In connection with Mr. Fascitelli’s resignation from the Company, Mr. Fascitelli and the Company entered into an agreement and a mutual waiver and release.  A copy of the agreement and the waiver and release are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

99.1     Agreement, dated February 27, 2013, between Michael D. Fascitelli and Alexander’s, Inc.

99.2     Waiver and Release, dated February 27, 2013, between Michael D. Fascitelli and Alexander’s, Inc.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER’S, INC.
(Registrant)
By:	/s/ Joseph Macnow
Name:	Joseph Macnow
Title:	Executive Vice President and Chief Financial Officer

Date: February 27, 2013

Exhibit Index

99.1     Letter Agreement, dated February 27, 2013, between Michael D. Fascitelli and Alexander’s, Inc.

99.2     Waiver and Release, dated February 27, 2013, between Michael D. Fascitelli and Alexander’s, Inc.

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